UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2009, the Board of Directors (the “Board”) of Pomeroy IT Solutions, Inc., (the “Company”), approved a long-term, equity-based incentive program for members of the Company’s management that had been approved and recommended by the Company’s Compensation Committee.  The Board also approved the Compensation Committee’s recommendation for grants of restricted stock and non-qualified stock options under the program to approximately 23 individuals, including certain of the Named Executive Officers, as more particularly identified below.  The purpose of the Program is to guide the recommendation of the Company’s President and Chief Executive Officer as to future grants of restricted stock and non-qualified stock options, which are available for issuance by the Company under its 2002 Amended and Restated Stock Incentive Plan.  All future grants must be approved by the Board’s Compensation Committee.

The equity awards granted to the Named Executive Officers on March 13, 2009, under the long-term incentive program are as follows (the closing market price of the Company’s common stock on March 13, 2009 was $3.48 per share):

Name	Restricted Stock	Non-Qualified Stock Options

Luther K. Kearns	14,070 shares	17,420 shares
Peter J. Thelen	12,921 shares	15,998 shares
Keith Blachowiak	6,809 shares	14,620 shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: March 19, 2009	By:	/s/ Christopher C. Froman
Christopher C. Froman, President and Chief Executive Officer